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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        OCTOBER 13, 1999



                                   AXCESS INC.
               (Exact Name of Registrant as Specified in Charter)



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
          DELAWARE                                0-11933                                 85-0294536
(State or other jurisdiction of          (Commission File Number)          (I.R.S. employer identification no.)
 incorporation or organization)


3208 COMMANDER DRIVE, DALLAS, TEXAS                                                        75006
(Address of principal executive offices)                                                 (Zip Code)
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                                 (972) 407-6080
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         KPMG LLP resigned as AXCESS Inc.'s independent auditor on October 13, 1999. At a meeting held on October 19, 1999, the audit committee of the company's board of directors approved the engagement of Ernst & Young LLP, as its independent auditor for the fiscal year ending December 31, 1999, to replace the firm of KPMG LLP.

         The audit reports of KPMG LLP on the company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a statement in the audit reports that KPMG LLP believed the company's recurring losses from operations and resulting continued dependence upon access to additional external financing raised substantial doubt about the company's ability to continue as a going concern. In connection with the audits of the company's financial statements for each of the two fiscal years ended December 31, 1998, and December 31, 1997, and the subsequent interim period through October 12, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter in its reports. A copy of KPMG LLP's letter, dated October 19, 1999, is filed as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    Listed below is the exhibit filed as a part of this report.

    99.1   -- Letter from KPMG LLP.*



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   * Filed herewith.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, AXCESS Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 1999            AXCESS INC.



                                  By:   /s/ James R. Craig
                                        ----------------------------------------
                                        James R. Craig, Chief Financial Officer


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                                  EXHIBIT INDEX


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             EXHIBIT
             NUMBER           DESCRIPTION
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
              99.1            -- Letter from KPMG LLP.*
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    * Filed herewith.